UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2012 (August 1, 2012)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2012, upon the recommendation and approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Och-Ziff Capital Management Group LLC (the “Company”), the Board approved The Och-Ziff Capital Management Group LLC 2012 Partner Incentive Plan (the “PIP”) in order to retain and further motivate our executive managing directors as described in more detail below.

Transfer Restrictions

On August 1, 2012, our executive managing directors approved certain modifications to the Och-Ziff Operating Group Limited Partnership Agreements and other related agreements whereby each of our executive managing directors will be subject to new transfer restrictions that will generally limit their ability to transfer or exchange Och-Ziff Operating Group A Units. In 2013 and 2014, these transfer restrictions will allow our executive managing directors, including those who were executive managing directors at the time of the Company’s IPO in November 2007 (the “Pre-IPO Partners”), to exchange Och-Ziff Operating Group A Units representing up to 10% of their vested partnership interests in the Och-Ziff Operating Group per year (determined on a cumulative basis) and to sell any resulting Class A Shares with the approval of the Exchange Committee. In 2015, the Exchange Committee will determine in its sole discretion whether to allow any additional exchanges and sales by any of our executive managing directors through 2017, provided that such exchanges and sales will generally not exceed 10% of an executive managing director’s vested partnership interests in the Och-Ziff Operating Group per year and resulting Class A Shares (determined on a cumulative basis) for each year through 2017. Prior to the adoption of these modifications, our executive managing directors would have been entitled to exchange 75% of their vested Och-Ziff Operating Group A Units for either Class A Shares or cash under our Exchange Agreement and would have been entitled to sell any such Class A Shares. The Company believes that these modifications, in combination with the PIP, maintain the strong alignment of interests between the Pre-IPO Partners and our Class A Shareholders by further motivating the Pre-IPO Partners to remain with Och-Ziff and contribute to its future success.

In consideration of our executive managing directors becoming subject to these transfer restrictions and reflective of the Pre-IPO Partners’ commitment to the Company, the Board adopted the PIP. Mr. Daniel S. Och has determined not to participate in the PIP and will continue to participate in the Company’s profits solely through distributions made in respect of his existing equity ownership stake.

Summary of the Partner Incentive Plan

Under the terms of the PIP, participating executive managing directors may be eligible to receive discretionary grants of annual Performance Awards (“Performance Awards”), which may be satisfied in Och-Ziff Operating Group D Units (“Performance Unit Awards”) and may also be satisfied in cash (“Performance Cash Awards”). All Performance Awards will be conditionally granted subject to compliance with each participating executive managing director’s non-compete obligations and may be clawed back as described below.

As detailed below, for each of the five years from 2013 to 2017 we may award up to the following aggregate amounts of Och-Ziff Operating Group D Units under the PIP to Messrs. Joel M. Frank, David Windreich and Michael L. Cohen, three of the Company’s Named Executive Officers, the other Pre-IPO Partners on our Partner Management Committee (other than Mr. Och), and certain other Pre-IPO Partners (collectively, the “Eligible Pre-IPO Partners”):

Year	Aggregate Awards of Och-Ziff Operating Group D Units To Eligible Pre-IPO Partners
2013	3,628,907 Units
2014	3,628,907 Units
2015	3,628,907 Units
2016	3,628,907 Units
2017	3,628,907 Units

Total	18,144,535 Units

Over a five-year period commencing in 2013, the aggregate number of discretionary annual Performance Unit Awards that may be conditionally granted to the Eligible Pre-IPO Partners collectively will be up to 3,628,907 Och-Ziff Operating Group D Units per year if a determination is made to award the maximum number of Performance Unit Awards to all of the Eligible Pre-IPO Partners in any year. Any such Performance Unit Awards will be made pursuant to the Och-Ziff Capital Management Group LLC 2007 Equity Incentive Plan or a successor plan. Whether any Performance Unit Award is awarded to any Eligible Pre-IPO Partner in a particular year, and the amount of any such award, shall be determined by the Compensation Committee in its sole discretion, based on recommendations from Mr. Och for such year pursuant to the terms of the PIP. In aggregate, should the Compensation Committee approve, the Eligible Pre-IPO Partners collectively may receive up to 18,144,535 Och-Ziff Operating Group D Units over the five-year period.

The aggregate dilution to Class A Shareholders resulting from the issuance of the maximum number of Performance Unit Awards to Eligible Pre-IPO Partners over the five-year period would be approximately 4%, based on the Company’s Adjusted Class A Shares as of June 30, 2012. Adjusted Class A Shares are determined assuming that all of the Och-Ziff Operating Group A Units, Och-Ziff Operating Group D Units and RSUs outstanding are converted on a one-to-one basis into Class A Shares.

The Eligible Pre-IPO Partners, collectively, may also be eligible to receive conditional discretionary annual Performance Cash Awards if the Company earns incentive income in the relevant year. For each year during the five-year period commencing in 2013, an amount equal to up to 10% of the incentive income earned by the Och-Ziff Operating Group during such year will be available for discretionary Performance Cash Awards to be distributed to the Eligible Pre-IPO Partners. If a determination is made to award Performance Cash Awards to all of the Eligible Pre-IPO Partners in any year, the maximum aggregate amount of such awards will be equal to the lesser of (x) 10% of our incentive income earned during such year and (y) $52.4 million. Whether any Performance Cash Award is awarded to any Eligible Pre-IPO Partner in a particular year, and the amount of any such award, shall be determined by the Compensation Committee in its sole discretion, based on recommendations from Mr. Och for such year pursuant to the terms of the PIP. In aggregate, should the Company earn enough incentive income, and should the Compensation Committee approve, the Eligible Pre-IPO Partners collectively can earn up to $262.0 million over the five-year period.

If an Eligible Pre-IPO Partner ceases, for any reason, to be a limited partner of the Och-Ziff Operating Group entities prior to the end of any year, such Eligible Pre-IPO Partner will not be eligible to receive any Performance Award with respect to such year or any subsequent year. If one of the Eligible Pre-IPO Partners currently on our Partner Management Committee ceases to be a limited partner of the Och-Ziff Operating Group entities for any reason, the amount of the Performance Award that such Eligible Pre-IPO Partner would otherwise have been eligible to receive shall not be available for reallocation to the remaining Eligible Pre-IPO Partners. As a result, the maximum aggregate amounts of cash and Och-Ziff Operating Group D Units that are available for Performance

Cash Awards and Performance Unit Awards, respectively, as described above shall be reduced accordingly. If one of the Eligible Pre-IPO Partners not currently on our Partner Management Committee ceases to be a limited partner of the Och-Ziff Operating Group entities for any reason, the amount of the Performance Award that such Eligible Pre-IPO Partner would otherwise have been eligible to receive shall be available for reallocation to the remaining Eligible Pre-IPO Partners who are not currently on our Partner Management Committee.

Vesting and Non-Compete Provisions

The Performance Unit Awards will be conditionally vested on grant subject to the transfer restrictions described above. All Performance Awards will be conditionally granted subject to compliance with each executive managing director’s non-compete obligations under the Och-Ziff Operating Group Limited Partnership Agreements and related agreements. If an executive managing director violates his non-compete obligations as set forth in the Och-Ziff Operating Group Limited Partnership Agreements, his Performance Unit Awards and the after-tax portion of his Performance Cash Awards in respect of two prior years will be subject to clawback.

Defined Terms

Terms used but not defined in this Current Report on Form 8-K shall be deemed incorporated herein by reference to the Company’s most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”) and the Company’s most recent Annual Report on Form 10-K as filed with the SEC.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its partners, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 27, 2012. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	The Och-Ziff Management Group LLC 2012 Partner Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

August 2, 2012

Exhibit Index

Exhibit No.	Description

10.1	The Och-Ziff Management Group LLC 2012 Partner Incentive Plan